Exhibit 10.2

Stem, Inc.

$400,000,000 0.5% Convertible Notes Due 2028

Purchase Agreement

November 17, 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Barclays Capital Inc.

As Representatives of the several Initial Purchasers

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Stem, Inc., a Delaware corporation (the “Company”), proposes to sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $400,000,000 principal amount of the Company’s 0.5% Convertible Notes due 2028 (the “Firm Securities”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to $60,000,000 additional principal amount of such Notes for the sole purpose of covering sales of Notes in excess of the principal amount of Firm Securities (the “Option Securities”; the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). The Securities are convertible into cash up to the aggregate principal amount of such Securities and cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), or a combination of cash and Underlying Securities, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Securities being converted, at the conversion price set forth herein. The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). To the extent there are no additional initial purchasers listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

In connection with the offering of the Firm Securities, the Company is separately entering into privately negotiated capped call transactions with one or more option counterparties, which may include one or more of the Initial Purchasers and/or their affiliates (each, a “Capped Call Counterparty”), in each case pursuant to a capped call confirmation (a “Base Capped Call Confirmation”), each dated the date hereof, and in connection with the issuance of any Option Securities, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case pursuant to an additional capped call confirmation (an “Additional Capped Call Confirmation”), each to be dated the date on which the option granted to the Initial Purchasers to purchase such Option Securities pursuant to Section 2 hereof is exercised (the Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Underlying Securities under the Securities Act (as defined below) in reliance upon exemptions from the registration requirements of the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 16, 2021 (as amended or supplemented at the date thereof, including any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated November 17, 2021 (as amended or supplemented at the Execution Time (as defined below), including any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Underlying Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below), the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act (as defined below) subsequent to the Execution Time that is incorporated by reference therein.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(r) hereto and in the form attached as Schedule II hereto and (iii) any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) As of the Execution Time, (i) (a) the Disclosure Package and (b) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company, its affiliates (as such term is given meaning the Securities Act), or any person acting on its or their behalf (other than the Initial Purchasers as to which the Company makes no representation or warranty) has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act.

(d) None of the Company, its affiliates, or any person acting on its or their behalf (other than the Initial Purchasers as to which the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f) Assuming the accuracy of the representations of the Initial Purchasers in Section 4 hereof, no registration under the Securities Act of the Securities or the Underlying Securities, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (other than the Representatives).

(h) Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Disclosure Package and the Final Memorandum, (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, in each case otherwise than as set forth or contemplated in the Disclosure Package and the Final Memorandum. Since the respective dates as of which information is given in the Disclosure Package and the Final Memorandum, there has not been (x) any change in the capital stock (other than as a result of the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Disclosure Package and the Final Memorandum) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below).

(i) Each of the Company and each of its significant subsidiaries has been (i) duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Disclosure Package and the Final Memorandum, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Disclosure Package and the Final Memorandum.

(j) All of the issued shares of capital stock of each significant subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued equity interests of each significant subsidiary of the Company that is a partnership or a limited liability company have been duly and validly authorized and have been validly issued and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Memorandum and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock contained in the Disclosure Package and the Final Memorandum; the Conversion Shares (as defined below) have been duly and validly authorized and, when issued upon conversion of the Securities, will be fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except for any such rights as have been effectively waived; and, except as set forth in the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l) The statements set forth in the Preliminary Memorandum and the Final Memorandum under the caption “Description of capital stock”, insofar as they purport to constitute a summary of the stock, under the caption “Certain U.S. federal income tax considerations”, and under the caption “Plan of distribution”, insofar as they purport to describe the provisions of the laws or legal conclusions with respect thereto and documents referred to therein, are accurate, complete and fair in all material respects.

(m) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; and (ii) the application of general principles of equity (collectively, the “Enforceability Exceptions”)); the Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed by the Company and duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to the Enforceability Exceptions) and will be entitled to the benefits of the Indenture; the Capped Call Confirmations have been duly authorized by the Company; the Base Capped Call Confirmations have been executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Capped Call Counterparties party thereto, are, and any Additional Capped Call Confirmation, when executed and delivered by the Company and the Capped Call Counterparties party thereto, assuming due authorization, execution and delivery thereof by the Capped Call Counterparties party thereto, will constitute the legal, valid and binding obligations of the Company (subject to the Enforceability Exceptions).

(n) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, holders may convert the Securities into cash up to the aggregate principal amount of such Securities and cash, shares of the Underlying Securities or a combination of cash and Underlying Securities, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Securities being converted in accordance the terms of the Securities and the Indenture; a number of Underlying Securities equal to the product of (x) the number of Securities (assuming the Initial Purchasers exercise their option to purchase Option Securities in full) and (y) the conversion rate for the Securities (assuming the conversion rate is increased by the maximum “make-whole” amount set forth in the Indenture) (the “Conversion Shares”) have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of any Underlying Securities will not be subject to any preemptive or similar rights.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum (including the transactions contemplated by the Capped Call Confirmations), will not be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required in connection with (i) the execution, delivery and performance by the Company of the Indenture, this Agreement or each of the Capped Call Confirmations or (ii) the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein (including the issuance of any Underlying Securities upon conversion thereof) and in the Disclosure Package and the Final Memorandum.

(q) None of the execution, delivery and performance of the Indenture, this Agreement, the Capped Call Confirmations, the issue and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) or the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (A) and (C), for such defaults, conflicts, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The financial statements of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Disclosure Package and the Final Memorandum under the Securities Act or the rules and regulations promulgated thereunder; all disclosures contained in the Disclosure Package and the Final Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(s) Other than as set forth in the Disclosure Package and the Final Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate (i) have a Material Adverse Effect, or (ii) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Capped Call Confirmations or the Indenture or the consummation of any of the transactions contemplated hereby or thereby; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Securities Act to be described in the Disclosure Package and the Final Memorandum that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be described in the Disclosure Package and the Final Memorandum that are not so described in the Disclosure Package and the Final Memorandum.

(t) The Company and its subsidiaries do not own any material real property. The Company and its subsidiaries have valid rights to lease or otherwise use all real property and good and valid title, or valid rights to lease or otherwise use, all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the SEC thereunder.

(w) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company to the Initial Purchasers of the Securities or upon the issuance of Common Stock upon the conversion thereof.

(x) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have timely filed all U.S. federal, state, local and non-U.S. tax returns required to be filed, or have requested permitted extensions thereof, and have timely paid all taxes required to be paid by them, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be determined adversely to the Company or its subsidiaries).

(y) No labor disturbance by or dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, vendors or contractors, except in each case for such disturbances or disputes as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement with regards to its U.S. employees as would be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries are, and for the past three (3) years have been, in material compliance with all applicable laws and regulations respecting labor and employment matters, including, without limitation, fair employment practices, harassment, discrimination, pay equity, restrictive covenants, the classification of independent contractors and employees, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime. For the last three (3) years, neither the Company nor any of its subsidiaries has experienced a “plant closing,” or “mass layoff” or similar group employment loss as defined in the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state, local or foreign law or regulation affecting any site of employment of the Company or any of its subsidiaries or one or more facilities or operating units within any site of employment or facility of the Company or any of its subsidiaries.

(z) (A) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law; (B) neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and (C) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, taken as a whole, have a Material Adverse Effect.

(aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries have such permits, licenses, sub-licenses, approvals, consents, registrations, exemptions, clearances, franchises, certificates of need and other approvals or authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all such Permits are in full force and effect, and (ii) to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that, except as disclosed in the Final Memorandum, (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Final Memorandum, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(dd) Except as disclosed in the Final Memorandum, since the date of the latest audited financial statements included in the Final Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Except as disclosed in the Final Memorandum, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and except as disclosed in the Final Memorandum, such disclosure controls and procedures are effective.

(ff) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares.

(gg) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) (i) There are no costs, obligations or liabilities associated with Environmental Laws (including, without limitation, any pending or anticipated capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), any obligations to combat, respond to or mitigate the effects of climate change, or any past or present events or circumstances that are reasonably likely to cause the Company to incur any such costs, obligations or liabilities that would, singly or in the aggregate, have a Material Adverse Effect, and (ii) except as would not reasonably be expected to have a Material Adverse Effect, there are no pending or threatened notices, claims, actions, suits, proceedings or investigations which would reasonably be expected to lead to liabilities or obligations under Environmental Laws.

(ii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package, the Preliminary Memorandum or the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(jj) Except as would not reasonably be expected to have a Material Adverse Effect each of the Company and its subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 302 and Title IV of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) with respect to which the Company or any of its subsidiaries may have any liability (a “Plan”). Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with all its terms and the requirements of any applicable statutes, orders, rules and regulations, including, without limitation, ERISA, the Code and such regulations and published interpretations thereto; (ii) no prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) none of the Company, any of its subsidiaries or any member of the “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur with respect to any Plan; (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would adversely impact such qualification; (vi) there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity or any non-U.S. regulatory agency with respect to any Plan; (vii) there has not occurred nor is there reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or any of its subsidiaries in the current fiscal year of the Company and such subsidiaries compared to the amount of such contributions made in the Company’s and such subsidiaries’ most recently completed fiscal year; and (viii) none of the Company or any of its subsidiaries have or have had any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) with respect to any Plan or otherwise.

(kk) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Neither the Company nor any of its subsidiaries nor affiliates, nor any director, officer or employee of the Company or any of its subsidiaries or affiliates nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or its affiliates has (i) received, made, offered, promised or authorized any unlawful payment, contribution, property, gift, entertainment or other unlawful benefit or expense, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (or taken any act in furtherance thereof) in order to influence official action; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-

bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company, its subsidiaries and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), or (iii) owned or controlled by any person described in (i) or (ii), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (y) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (z) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(oo) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others.

(pp) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses; (iii) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same; (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Disclosure Package, the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) There are no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, plus accrued interest, if any, from November 22, 2021 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price per share as the Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from November 22, 2021 to the settlement date for the Option Securities, provided that the settlement date for any purchase of Option Securities must occur during the thirteen-day period from, and including, the Closing Date (such period, the “Exercise Period”). The option may be exercised upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day (as defined below) immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on November 22, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers with any transfer taxes payable in connection therewith duly paid by the Company, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 1585 Broadway, New York, New York 10036, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option and within the Exercise Period) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the Underlying Securities have not been and will not be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities as part of their distribution at any time except in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by in Rule 144A under the Securities Act;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of a General Solicitation, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto;

(iii) it has taken or will take reasonable steps to ensure that each purchaser of Securities is aware that such sale may be made in reliance on Rule 144A; and

(iv) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5. Agreements. The Company agrees with the several Initial Purchasers that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the SEC (as defined below).

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package, any General Solicitation, or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) Without the prior written consent of the Representatives, which shall not be unreasonably withheld, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives reasonably may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) None of the Company, its affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which no comment is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act.

(g) None of the Company, its affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which no comment is made) will engage in any form of general solicitation or general advertising General Solicitation, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto in connection with any offer or sale of the Securities.

(h) For so long as any of the Securities or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(j) The Company will reserve and keep available at all times, free of pre-emptive or similar rights, the full number of Conversion Shares.

(k) Each of the Securities and the Underlying Securities will bear, to the extent applicable, the legend contained in “Transfer restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(l) The Company will not for a period of 45 days following the Execution Time, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, the Securities, Common Stock or any securities of the Company that are substantially similar to the Securities or the Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Common Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing (such 45 day period, the “Restricted Period”), provided, however, that the foregoing restrictions shall not apply to (A) the transactions contemplated hereby (including, for the avoidance of doubt, (x) the issuance of the Securities, (y) the issuance of any Underlying Securities issued upon conversion of such Securities and (z) the entry into, and the exercise of the Company’s rights and performance of its obligations under, the Capped Call Confirmations), (B) the Common Stock to be sold pursuant to employee stock option plans existing on the date of this Agreement, (C) any Common Stock to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (D) confidential non-public submissions of a registration statement to the SEC if and only if no public announcement of such submission shall be made during the Restricted Period and the Company shall have provided the Representatives prior written notice of its intention to confidentially submit a draft registration statement with the SEC at least two business days prior to such confidential non-public submission or (E) the sale or issuance or entry into an agreement to sell or issue shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this sub-clause (E) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated in the Agreement, provided, further, that the recipients of such shares of Common Stock pursuant to this sub-clause (E) agree to be bound in writing by an agreement of the same duration and terms as provided in this section.

(m) The Company will not take, directly or indirectly (without giving effect to activities by the Initial Purchasers), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n) The Company will use its reasonable best efforts to cause and maintain the listing of the Conversion Shares on the New York Stock Exchange.

(o) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(p) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Execution Time), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(q) During a period of five years from the Execution Time, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEC or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the SEC).

(r) The Company will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(s) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities, the fees of the Trustee and the issuance of the Underlying Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities, including any stamp or transfer or other similar taxes in connection with the original issuance and sale of the Securities to the Initial Purchasers (but not any such stamp or transfer or other similar taxes imposed on a subsequent transfer of the Securities, which taxes shall not be subject to indemnification pursuant to this clause (iv)); (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonably incurred fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification (provided that the fees shall not exceed $20,000 in the aggregate)); (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) all expenses and application fees related to the listing of the Conversion Shares on the New York Stock Exchange; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Gibson, Dunn & Crutcher LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, in a form reasonably satisfactory to the Representatives.

(b) The Representatives shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives, and such letters shall be in full force and effect.

(h) The Company shall have caused the Conversion Shares to be approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

(i) The Capped Call Confirmations, when executed and delivered by the Company, shall be in full force and effect, and the Company shall not be in breach or default thereunder.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Initial Purchasers, at 1271 Avenue of the Americas; New York, NY 10020, on the Closing Date.

7. Reimbursement of Initial Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Morgan Stanley & Co. LLC on demand for all reasonably incurred and documented expenses (including reasonably incurred fees and disbursements of counsel for the Initial Purchasers) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any General Solicitation, or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonably incurred legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth (i) in the fourth sentence in the second paragraph under the heading “Option to Purchase Additional Notes” under the caption “Plan of Distribution”, (ii) the first sentence in the first paragraph under the heading “Price Stabilization and Short Positions; Repurchase of Common Stock” under the caption “Plan of Distribution” and (iii) the second paragraph under the heading “Price Stabilization and Short Positions; Repurchase of Common Stock” under the caption “Plan of Distribution” related to stabilization and syndicate covering transactions, in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the several Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel) to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, or the Option Securities, as the case may be, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036 Attention: Investment Banking Division (fax: (212) 507-8999); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration with a copy (which shall not constitute notice) to Latham & Watkins LLP, 10250 Constellation Blvd, Suite 1100, Los Angeles, CA 90067 Attention: Greg Rodgers and Brent Epstein or, if sent to the Company, will be mailed or delivered to (i) Stem, Inc., Bill Bush, Chief Financial Officer (email: bill.bush@stem.com) and confirmed to Stem, Inc., at 100 California Street, 14th Fl. San Francisco, California 94111, Attention: Bill Bush, Chief Financial Officer; and (ii) Stem, Inc., Saul Laureles, Chief Legal Officer (email: saul.laureles@stem.com) and confirmed to Stem, Inc., 100 California Street, 14th Fl. San Francisco, California 94111, Attention: Saul Laureles with a copy (which shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166 Attention: John T. Gaffney.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company, and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Initial Purchaser, the directors, officers, employees, affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

19. Waiver of Jury Trial. The Company and the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or, unless reasonably objected to by the Representatives acting in good faith, San Francisco, California.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

Stem, Inc.

By:	/s/ William Bush
Name: William Bush
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Barclays Capital Inc.

By:	Morgan Stanley & Co. LLC

By:	/s/ Usman Khan
Name: Usman Khan
Title: Managing Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Mike Voris
Name: Mike Voris
Title: Partner

By:	Barclays Capital Inc.

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Authorized signatory

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

Schedule I

Initial Purchasers	Amount of Firm Securities to be Purchased
Morgan Stanley & Co. LLC	$180,000,000
Goldman Sachs & Co. LLC	140,000,000
Barclays Capital Inc.	80,000,000

Total	400,000,000

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Schedule II

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SCHEDULE III

Schedule of General Solicitation Materials

None

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Exhibit A

Stem, Inc.

Lock-Up Agreement

November ___, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As representatives of the initial purchasers

Re:	Stem, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a purchase agreement (the “Purchase Agreement”) on behalf of the several initial purchasers named in Schedule I to such agreement (collectively, the “Initial Purchasers”), with Stem, Inc., a Delaware corporation (the “Company”), providing for the offer of Convertible Senior Notes due 2028 (the “Notes”), which will be convertible into cash or a combination of cash and common stock, par value $0.0001 per share (the “Common Stock”) of the Company. If more than one entity executes this agreement, this agreement shall constitute a separate agreement with respect to each such entity as the “undersigned,” and the rights and obligations of each such entity hereunder shall be several and not joint.

In consideration of the agreement by the Initial Purchasers to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement (the “Lock-Up Agreement”) and continuing to and including the date 45 days after the date set forth on the final offering memorandum used to sell the Notes (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected

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to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Notes the undersigned may purchase in the offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock of the Company:

(i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii) with the prior written consent of the Representatives on behalf of the Initial Purchasers; or

(iv) pursuant to an existing trading plan established prior to the date of this Lock-Up Agreement pursuant to Rule 10b5-1 of the Exchange Act, provided that no filing by the undersigned under the Exchange Act, or other public announcement, shall be voluntarily made, and if the undersigned is required to file a report under the Exchange Act related thereto during the Lock-Up Period, such report shall disclose that such transfer was pursuant to an existing trading plan established prior to the date of this Lock-Up Agreement pursuant to Rule 10b5-1 of the Exchange Act.

Furthermore, notwithstanding the foregoing, the undersigned may enter into a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of the undersigned’s shares of Common Stock, provided that (i) the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period.

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For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Initial Purchasers has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned further acknowledges and agrees that, although the Initial Purchasers may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the public offering, the Initial Purchasers are not making a recommendation to you to participate in the public offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Initial Purchasers is making such a recommendation.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement and any transaction contemplated by this Lock-Up Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York.

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The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Signature

Name

Title

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